SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :   May 28, 2008

GLOBAL GENERAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-28417	76-0599457
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 South Biscayne Boulevard, 28th Floor Miami Center
Miami, Florida 33131
(Address of principal executive offices)

1-800-936-3204
(Registrant's telephone number, including area code)

---------
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e -4(c))

SECTION 8 - OTHER EVENTS
ITEM 8.01 OTHER EVENTS
On May 28, 2008, Global General Technologies, Inc. (PINKSHEETS: GLGT issued a press release regarding the Closing of an asset purchase agreement with privately held SmartWear Technologies, Inc. Terms of the Closing include convertible preferred stock to be issued to SmartWear in exchange for SmartWear’s assets. Thus, SmartWear will become a shareholder of GLGT, and not a subsidiary.

SmartWear is a security solutions provider offering solutions in the areas of homeland security and personal safety though patented and proprietary Radio Frequency Identification (RFID) and Global Positioning Systems (GPS) based technologies.

The combined companies will continue to trade under the symbol “GLGT”.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

SECTION 9-FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Information. Not applicable

(b) Pro forma financial information. Not applicable

(c) Exhibits. The following exhibit is included with this report:

Exhibit 99.1      Press Release, dated April 10, 2006

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 29, 2008

Global General Technologies, Inc.

By: /s/ Gary T. Stroud

Name:   Gary T. Stroud
Title:     President

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

99.1	Press Release issued by the Registrant on May 28, 2008